UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2017

Black Knight Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37394	36-4798491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida 32204

(Address of principal executive offices, including Zip Code)

(904) 854-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.                Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Black Knight Financial Services, Inc. (the “Company”) was held on September 27, 2017.  The results of matters submitted to a vote were as follows:

Proposal No. 1

The Shareholders voted upon and approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2017, by and among New BKH Corp., a Delaware corporation, the Company, Black Knight, Inc. (formerly Black Knight Holdco Corp.), a Delaware corporation, New BKH Merger Sub, Inc., a Delaware corporation, BKFS Merger Sub, Inc., a Delaware corporation and Fidelity National Financial, Inc., a Delaware corporation, with the following vote results:

	FOR	AGAINST	ABSTAIN
To consider and vote upon the adoption of the Merger Agreement.	144,259,337	3,879	107,886

The votes cast “FOR” the adoption of the Merger Agreement reflect both (i) a majority of the outstanding shares of the Company’s common stock entitled to vote thereon and (ii) a majority of the outstanding shares of the Company’s common stock entitled to vote thereon that are not owned, directly or indirectly, by FNF, any of its subsidiaries (including, without limitation, Black Knight Holdings, Inc., New BKH Corp., Black Knight, Inc., New BKH Merger Sub, Inc., or BKFS Merger Sub, Inc., together the “FNF affiliated shareholders”) or any officers or directors of the FNF affiliated shareholders.

As there were sufficient votes to approve the Merger Agreement, a vote on a second proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Merger Agreement was not needed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight Financial Services, Inc.

	By:	/s/ Kirk T. Larsen
Name: Kirk T. Larsen
Title: Executive Vice President and Chief Financial Officer

Date: September 27, 2017